UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported on the Company’s Current Report on Form 8-K dated June 30, 2006, the Company elected:

•	Gary Ames, age 61, retired President and Chief Executive Officer, MediaOne International (formerly U S West International) (a telecommunications company);

•	Wayne Sales, age 56, Vice Chairman, Canadian Tire Corporation, Ltd. (an inter-related network of businesses engaged in retail, financial services and petroleum); and

•	Kathi P. Seifert, age 57, retired Executive Vice President, Kimberly-Clark Corporation (a global health and hygiene product manufacturing company).

to its Board of Directors effective June 30, 2006, to serve as directors of the Company until the next Annual Meeting of Stockholders.

At a regularly scheduled meeting of the Board of Directors held August 9, 2006, Mr. Ames, Mr. Sales and Ms. Seifert were appointed to the following committees of the Board:

Gary Ames	Audit Committee
Finance Committee

Wayne Sales	Executive Personnel and Compensation Committee Finance Committee

Kathi P. Seifert	Audit Committee
Executive Personnel and Compensation Committee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)
Date: August 15, 2006

	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, Business Law,
Corporate Secretary
(Authorized Officer of Registrant)